STOCKERYALE, INC.

LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned has authorized and designated Mark Blodgett, Veronica Zorrilla, Heather Turner, Ann
 Imes, Kate MacGregor, Jessica Sommer, Karetha Dodd, Amanda
 Moger Rettig and Thomas B. Rosedale his attorneys-in-fact to (i)
 prepare, execute and file on behalf of the undersigned Form ID in order to obtain access codes for the undersigned to permit filing on EDGAR, and (ii) prepare, execute and file on behalf of the undersigned all Forms 3, 4 and 5 (including any amendments
thereto) or any other form that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of StockerYale, Inc.  The authority of such attorneys under this
Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 or any other form with regard to the undersigned's ownership of or transactions in securities of StockerYale, Inc., unless earlier revoked in writing.  The undersigned acknowledges that such attorneys are not assuming any of the undersigned's responsibilities to comply with the requirements of Section 13 and 16 of the Securities Exchange Act of 1934, as
amended, or any of the undersigned's liabilities for failure to comply with such requirements.

Date: November 2, 2007
       /s/ Parviz Tayebati
      -------------------------
      By: Parviz Tayebati